EXHIBIT 2.4

                                   WPJ, INC.
                        D/B/A INTEGRATED MEDICAL SYSTEMS
                            STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

Net revenues for services                                            $1,041,468

Cost of revenues for services                                           215,587
                                                                     ----------

     Gross profit                                                       825,881

General and administrative expenses                                     518,881
                                                                     ----------

     Income from operations                                             307,108

Other income (expense):
     Interest income                                                        305
     Interest expense                                                    (1,087)
     Loss on disposal of equipment                                      (20,780)
                                                                     ----------

          Income before provision for income taxes                      285,546

Provision for income taxes                                                1,071
                                                                     ----------

          Net income                                                 $  284,475
                                                                     ==========